             U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 15, 2002

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number: 609-567-7800.

Item 5. Other Events and Regulation FD Disclosure.

On July 15, 2002, the Company entered into a Consulting Agreement with Swingbridge Capital LLC and Brian Klanica. The agreement is attached hereto as Exhibit 10(vi).

Item 7. Exhibits.

    Exhibit Number                Description

        10(vi)                  Agreement dated July 15, 2002 by and

                                between the Company and Swingbridge

                                Capital LLC and Brian Klanica.

Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                       August 6, 2002

/s/ Peter Amico

Peter Amico

President

                          EXHIBIT INDEX

     Exhibit Number                Description

     ______________                ____________

        10 (vi)                  Agreement dated July 15, 2002 by and

                                 between the Company and Swingbridge

                                 Capital LLC and Brian Klanica.

EXHIBIT 10(vi)

                                            CONSULTING AGREEMENT

    This Agreement is entered on July 15,, 2002 between Swingbridge Capital LLC. Together with Brian F. Klanica (the “consultant”), of 908 South Meriden Road, Cheshire CT 06410 and Airtrax Inc. (the “Company”) of 870b Central Avenue, Hammonton, New Jersey 08037.

                                                       WITNESSETH:

       WHERAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company upon the following terms and conditions.

                                                   NOW THEREFORE:

       Consulting Services.   The Consultant agrees to have Brian F. Klanica, a Managing Director of Swingbridge Capital LLC. Personally provide the consulting services to the Company during the term of this agreement. The Company understands that the Consultant and Brian F. Klanica may be engaged in other business and consulting activities during the term of this agreement. The Consultant will provide financial advisory services, which would be consistent of the duties of a Chief Financial Officer.

       Term.   The term of this Agreement shall commence as of the date of signing of this Agreement and shall continue through July 14, 2003, unless sooner terminated as provided herein. This agreement can be terminated by either party upon 30 days’ prior written notice; provided, however, that no such termination shall affect the indemnification, contribution and confidentiality obligations of the Company, and the right of the Consultant to receive any fees accrued prior to such termination.

       Consideration.   In consideration of the execution of this Agreement the company will issue to the Consultant, (Natural Person) Brian F. Klanica 75,000 free trading shares of the Company’s stock. In addition the Company will pay the Consultant $5,000.00 per month for the term of this Agreement. In the event the Company’s cash position would not be sufficient to cover the monthly obligation(to be determined by Peter Amico), the amount due will be accrued until such time cash becomes available. If cash remains unavailable as determined by Peter Amico, the Consultant agrees to accept payment in stock. S8 registered stock will be provided to the Consultant subject to SEC rules and regulations. If S8 stock is issued as payment, it will be issued quarterly.

       Indemnification. The Company agrees to indemnify Swingbridge Capital LLC. And Brian F. Klanica in accordance with the indemnification schedule attached hereto, the provisions of which are incorporated herein in their entirety. Also, the Company agrees to include the Consultant on its Directors and Officers insurance policies.

       Miscellaneous.  This agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties. Either party without the written consent of both parties shall not assign this Agreement. This Agreement may be executed in counterparts. This Agreement shall be enforced in accordance with the laws of the State of New Jersey.

       IN WITNESS WHEROF, the parties have executed this Agreement on the date first above written.

                                                              Airtrax, Inc.

                                                              By: /s/ Peter Amico

                                                              Name: Peter Amico

                                                              Title: President

                                                              Swingbridge Capital LLC.

                                                              By: /s/Brian F. Klanica

                                                              Name: Brian F. Klanica

                                                              Title: Managing Director